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                                                                    EXHIBIT 99.1

[ASA LOGO]

                        ATLANTIC SOUTHEAST AIRLINES, INC.
                  EXECUTES PURCHASE AGREEMENT FOR CRJ AIRCRAFT


Atlanta, Georgia (April 21, 1997) ASA Holdings, Inc.'s (NASD:ASAI) Atlantic Southeast Airlines, Inc. (ASA) today announced that it has executed a purchase agreement with Bombardier to acquire 30 Canadair Regional Jet aircraft with options for an additional 60 aircraft. This transaction includes a definitive financing commitment from the Export Development Corporation of Canada.

ASA is Atlanta's largest regional air carrier, and offers service to 22 cities form a second hub in Dallas, Texas. ASA Holdings, Inc.'s stock is traded on the Nasdaq Stock Market's National Market under the symbol ASAI.